EXHIBIT 11 - STATEMENT RE: COMPUTATION OF PER SHARE EARNINGS

                                                                                      THREE MONTHS         THREE MONTHS
                                                                                          ENDED                ENDED
                                                                                     MARCH 31, 1996       MARCH 31, 1995
                                                                                     --------------       --------------
WEIGHTED AVERAGE
- - ---------------------

Average Shares Outstanding                                                              13,077,312          12,961,068
                                                                                       ===========         ===========
Net income                                                                             $ 4,758,183         $ 4,505,272
                                                                                       ===========         ===========
Per share amount                                                                       $      0.36         $      0.35
                                                                                       ===========         ===========

PRIMARY (1)
- - ---------------------

Average Shares Outstanding                                                              13,077,312          12,961,068
Net effect of dilutive stock options--
    based on treasury stock method                                                          22,126               6,564
                                                                                       -----------         -----------
Total                                                                                   13,099,438          12,967,632
                                                                                       ===========         ===========
Net income                                                                             $ 4,758,183         $ 4,505,272
                                                                                       ===========         ===========
Per share amount                                                                       $      0.36         $      0.35
                                                                                       ===========         ===========

FULLY DILUTED (1)
- - ---------------------

Average Shares Outstanding                                                              13,077,312          12,961,068
Net effect of dilutive stock options--
    based on treasury stock method                                                          22,126               6,564
                                                                                       -----------         -----------
Total                                                                                   13,099,438          12,967,632
                                                                                       ===========         ===========
Net income                                                                             $ 4,758,183         $ 4,505,272
                                                                                       ===========         ===========
Per share amount                                                                       $      0.36         $      0.35
                                                                                       ===========         ===========


(1) In accordance with footnote 2 of paragraph 15 of APB Opinion No. 15, "Earnings Per Share", because the reduction is less than 3%, the weighted average shares outstanding were used in the computation of per share earnings.



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